EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-88848) and Forms S-3 (No.'s 333-60664, 333-81338
and 333-91568) of AdStar, Inc. of our report dated March 28, 2003, relating to the financial statements, which appears in this Form 10-KSB.


/s/  BDO Seidman, LLP

Los Angeles, California
March 28, 2003